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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2001, except for Note R as to which the date is February 7, 2001, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


                                       /s/ PricewaterhouseCoopers LLP

                                       PricewaterhouseCoopers LLP

Boston, Massachusetts
October 18, 2001